CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Sector Funds, Inc. of our report dated January 22, 2025, relating to the financial statements and financial highlights, which appears in PGIM Jennison Health Sciences Fund’s Annual Report on Form N-CSR for the year ended November 30, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 27, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Sector Funds, Inc. of our report dated January 22, 2025, relating to the financial statements and financial highlights, which appears in PGIM Jennison Utility Fund’s Annual Report on Form N-CSR for the year ended November 30, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 27, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Sector Funds, Inc. of our report dated January 22, 2025, relating to the financial statements and financial highlights, which appears in PGIM Jennison Financial Services Fund’s Annual Report on Form N-CSR for the year ended November 30, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 27, 2025